Exhibit 5.1

                                 Steven A. Saide
                                 Attorney At Law
                              158 West 27th Street
                               New York, NY 10001


                                                 July 26, 2005

Board of Directors
Velocity Asset Management, Inc.
48 S. Franklin Turnpike, 3rd Fl.
Ramsey, NJ 07446

          Re: Velocity Asset Management, Inc.
              REGISTRATION STATEMENT (FILE NO. 333-122062)
              -------------------------------------------

Ladies and Gentlemen:

         I have acted as special counsel to Velocity Asset Management, Inc., a Delaware corporation (the "Company"), in connection with various legal matters relating to the filing of a Registration Statement on Form SB-2, File No. 333-122062 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering the resale of an aggregate of up to 5,206,022 shares of the Company's common stock, par value $.001 per share, (collectively, the "Shares"), by the selling shareholders named in the Registration Statement (the "Selling Shareholders"), of which 3,466,362 of such Shares (the "Outstanding Shares") are presently owned by the Selling Shareholders and 1,739,660 of such Shares (the "Underlying Shares") are issuable upon the exercise of options and warrants owned by certain of the Selling Shareholders.

         In connection therewith, I have examined and relied as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to my satisfaction of the Certificate of Incorporation, the amendments thereto, and the By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents and instruments as I have deemed necessary or appropriate in order to enable me to render the opinion expressed below.

         In rendering this opinion, I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies.

         Based on the foregoing and in reliance thereon, I am of the opinion that the Shares being sold pursuant to the Registration Statement are duly authorized and the Outstanding Shares are, and the Underlying Shares will be, when issued in accordance with the terms of the applicable options and warrants, legally and validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration statement and to the reference to m under "Legal Matters" in the related Prospectus. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                       Very truly yours,

                                       /s/ STEVEN A. SAIDE
                                       -----------------------------------------
                                       Steven A. Saide